UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2005

STRATUS SERVICES GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-15789	22-3499261
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

500 Craig Road, Suite 201, Manalapan, New Jersey 07726
(Address of principal executive offices)

(732) 866-0300
(Registrant’s telephone number including area code)

SECTION 1 -	REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 10, 2005 Stratus Services Group, Inc (“Stratus” or the “Company”), entered into a Second Addendum to Outsourcing Agreement (“Second Addendum”) with ALS, LL C (“ALS”), whereby the Company and ALS agreed to further restructure the Outsourcing Agreement currently in effect between such parties to reduce certain rates, modify certain payment terms and eliminate the termination fee payable to ALS if Stratus has paid to ALS all amounts due and owing at the time of termination. The Second Addendum also provides that the Company will assume certain costs previously borne by ALS and rehire certain employees. ALS personnel will no longer be involved in Stratus sales or operations, but will continue to provide risk management and worker’s compensation functions to the Company.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

(a)
On June 10, 2005, the Company , completed the sale, effective as of June 5, 2005 (the "Effective Date"), of substantially all of the tangible and intangible assets, excluding accounts receivable, of six of its Northern California offices (the “Purchased Assets”) to ALS. The offices sold are the following: Cotati, California, Fairfield, California, Hayward, California, Napa, California, Roseville, California and Sacramento, California (the “Northern California Offices”). Pursuant to the terms of an Asset Purchase Agreement between the Registrant and ALS dated June 10, 2005 (the "Asset Purchase Agreement"), the base purchase price for the Purchased Assets was $3,392,507 payable as follows:

ALS paid, in exchange for the Purchased Assets, the sum of $3,392,507, which represented the balance of all monies due from Stratus to ALS outstanding as of the close of business on May 13, 2005, less $600,000. On the Effective Date, $3,392,507 of debt from Stratus to ALS was deemed paid and cancelled. ALS and the Company’s lender, Capital Temp Funds (“Capital”) also entered into a transaction pursuant to which ALS contributed $600,000 in exchange for a junior participation interest in the Capital loan to Stratus. ALS will also pay to Stratus $600,000 as contingent purchase price, which shall be paid to Stratus, or offset against the balance remaining of the $600,000 receivable due from Stratus to ALS, when ALS has been repaid the junior participation interest and all other monies due from Stratus to ALS are current and paid in full. Thus, as a result of the sale of the Purchased Assets to ALS, only $600,000 of the $3,992,507 debt due from Stratus to ALS remains, along with any unpaid balance of Stratus’ payrolls for weeks ending worked subsequent to 05/08/05 but all other balances due from ALS to Stratus and Stratus to ALS as of 05/13/05 are considered paid in full. In connection therewith, at the closing, the Note dated August 22, 2003, due and payable from ALS to Stratus in connection with the sale by Stratus to ALS of its Miami offices in August 2003 was deemed paid and all liens related thereto released.

In connection with the transaction, each of Stratus and ALS entered into Non-Compete and Non-Solicitation Agreements pursuant to which Stratus agreed not to compete with ALS with the customers of and in the geographic area of the Northern California Offices, and ALS agreed not to compete with Stratus with respect to certain customers and accounts, including, accounts serviced by Stratus’ remaining offices, for a period of two (2) years. Both parties agreed also that certain key accounts were shared accounts.

The above descriptions of the Asset Purchase Agreement and the Non-Competition and Non-Solicitation Agreements do not purport to be complete and are qualified in their entirety by the full text of such documents, which are attached as exhibits to this Form 8-K.

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Certain information included in this Report on Form 8-K and other Registrant filings (collectively, the “SEC filings”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (as well as information communicated orally or in writing between the dates of such SEC filings) contains or may contain forward looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are matters relating to conditions facing the staffing industry generally, continued operating losses and their effect on liquidity, the continued cooperation of the Registrant’s creditors, and the risks described in the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED - Not applicable

(b)	PRO FORMA FINANCIAL INFORMATION.

The pro forma financial information required by this Item 9.01 is located on pages F-1 through F-5 of this Report as indicated in the index set forth below.

Page
(1)	Introductory Note	F-1
(2)	Unaudited Pro Forma Condensed Balance Sheet as of march 31, 2005	F-2
(3)	Unaudited Pro Forma Condensed Statement of Operations for the Year Ended
	September 30, 2004	F-3
(3)	Unaudited Pro Forma Condensed Statement of Operations for the Six Months Ended
	March 31, 2005	F-4
(4)	Notes to Unaudited Pro Forma Financial Statements	F-5

(c)	EXHIBITS.

Exhibits
2.13	Asset Purchase Agreement dated as of June 10, 2005 between Stratus Services Group, Inc. and ALS, LLC.
10.32	Second Amendment to Outsourcing Agreement. Certain information has been omitted from this exhibit and is subject to a request for confidential treatment.
10.33	Stratus Services Group, Inc., Non-Competition and Non-Solicitation Agreement
10.34	ALS, LLC, Non-Competition and Non-Solicitation Agreement

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    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATUS SERVICES GROUP, INC.

Date: June 15, 2005	By: /s/ JOSEPH J. RAYMOND
Joseph J. Raymond
President & CEO

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UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Effective June 5, 2005, the Company sold substantially all of the tangible and intangible assets, excluding accounts receivable, of six of our Northern California offices to ALS, LLC, a Florida limited liability company.

The pro forma financial information is not necessarily indicative of the actual results of operations or financial position that would have occurred had the sale occurred on the assumed dates nor do they represent any indication of future performance. The pro forma adjustments give effect to available information and assumptions that the Company believes are reasonable. The pro forma financial information should be read in conjunction with our audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

Stratus Services Group, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2005

	Stratus	Less:
	Services	Northern CA	Sale
	Group, Inc.	Region (a)	Proceeds (b)		Pro Forma
Assets
Current assets
Cash	$169,803	$—	$98,068	(c)	$71,735
Accounts receivable	13,824,631	—	50,000		13,774,631
Unbilled receivables	2,045,670	—	—		2,045,670
Notes receivable (current portion)	41,518	—	—		41,518
Prepaid insurance	1,196,542	—	—		1,196,542
Prepaid expenses and other current assets	577,538	—	194,487		383,051
	17,855,702	—	342,555		17,513,147

Notes receivable (net of current portion)	58,765	—	—		58,765
Note receivable - related party	122,849	—	122,849		—
Property and equipment, net of accumulated			—
depreciation	534,859	—	—		534,859
Intangible assets, net of accumulated amortization	854,693	—	—		854,693
Goodwill	5,816,353	—	—		5,816,353
Other assets	166,412	—	—		166,412
Net assets of Northern California Region	380,321	380,321	—		—
	$25,789,954	$380,321	$465,404		$24,844,229

Liabilities and Stockholders’ Equity (Deficiency)
Current liabilities
Loans payable (current portion)	$135,308	—	$—		$135,308
Loans payable - related parties (current portion)	244,702	—	—		244,702
Notes payable - acquisitions (current portion)	680,872	—	—		680,872
Line of credit	10,311,321	—	—		10,311,321
Accounts payable and accrued expenses	6,082,591	—	—		6,082,591
Accounts payable - related parties	4,090,575	—	3,392,507		600,000
			98,068	(c)
Accrued payroll and taxes	324,576	—	—		324,576
Payroll taxes payable	3,910,735	—	—		3,910,735
Series A redemption payable	300,000	—	—		300,000
Put options liability	650,000	—	—		650,000
Series I convertible preferred stock	2,347,821	—	—		2,347,821
	29,078,501	—	3,490,575		25,587,926
—
Loans payable (net of current portion)	15,419	—	—		15,419
Loans payable - related parties (net of current portion)	10,112	—	—		10,112
Notes payable - acquisitions (net of current portion)	1,290,253	—	—		1,290,253
Payroll taxes payable	824,046	—	—		824,046
Convertible debt	40,000	—	—		40,000
Accrued expenses	27,000	—	—		27,000
	31,285,331	—	3,490,575		27,794,756

Stockholders’ equity (deficiency)	(5,495,377)	380,321	(3,025,171)		(2,850,527)
	$25,789,959	$380,321	$465,404		$24,944,229

See accompanying notes to unaudited condensed pro forma financial statements

Stratus Services Group, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended September 30, 2004

	Stratus	Less:
	Services	Northern CA
	Group, Inc.	Region (a)	Pro Forma

Revenues	$110,499,451	$8,471,385	$102,028,066

Cost of revenues	97,134,025	7,465,466	89,668,559

Gross Profit	13,365,426	1,005,919	12,359,507

Selling, general and administrative expenses	14,020,338	724,201	13,296,137

Operating (loss) from continuing operations	(654,912)	281,718	(936,630)

Interest expense	(2,525,245)	(67,771)	(2,457,474)

Gain on redemption of Series A redeemable preferred stock	2,087,101	—	2,087,101

Other income	7,108	—	7,108

Net (loss) from continuing operations	(1,085,948)	213,947	(1,299,895)

(Loss) on exchange of Series E Preferred Stock	(3,948,285)	—	(3,948,285)

Dividends and accretion on preferred stock	(1,365,500)	—	(1,365,500)

Net (loss) from continuing operations attributable
to common stockholders	$(6,399,733)	$213,947	$(6,613,680)

Net (loss) per share from continuing operations
attributable to common stockholders (basic and diluted)	$(.84)		$(.87)

Weighted average shares outstanding (basic and diluted)	7,640,304		7,640,304

See accompanying notes to unaudited condensed pro forma financial statements

Stratus Services Group, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Six Months Ended March 31, 2005

	Stratus	Less:
	Services	Northern CA
	Group, Inc.	Region (a)	Pro Forma

Revenues	$62,913,776	$6,900,961	$56,012,815

Cost of revenues	54,002,262	5,845,350	48,156,912

Gross Profit	8,911,514	1,055,611	7,855,903

Selling, general and administrative expenses	8,757,841	703,816	8,054,025

Other charges	173,261	—	173,261

Operating (loss) from continuing operations	(19,588)	351,795	(371,383)

Interest expense	(913,241)	(55,207)	(858,034)

Other income (expense)	(22,827)	—	(22,827)

Net (loss) from continuing operations	(955,656)	296,588	(1,252,244)

Dividends on preferred stock	(21,000)	—	(21,000)

Net (loss) from continuing operations attributable
to common stockholders	$(976,656)	$296,588	$(1,273,244)

Net (loss) per share from continuing operations
attributable to common stockholders (basic and diluted)	$(.06)		$(.08)

Weighted average shares outstanding (basic and diluted)	16,827,085		16,827,085

See accompanying notes to unaudited condensed pro forma financial statements

Notes to Unaudited Pro Forma Financial Statements

1. Basis of Presentation

The accompanying pro forma condensed consolidated balance sheet as of March 31, 2005 and statement of operations for the year ended September 30, 2004 and six months ended March 31, 2005 are presented to give effect to the sale of the assets of the Company's six Northern California offices (“Northern CA Region”), which occurred on June 10, 2005, with an effective date of June 5, 2005. The pro forma condensed consolidated balance sheet assumes the sale occurred as of March 31, 2005. The pro forma condensed consolidated statements of operations assume that the sale occurred October 1, 2003. Such information does not purport to be indicative of the results, which would have actually been obtained if the sale had been effected on the dates indicated, nor is it indicative of actual or future operating results or financial positions.

The pro forma condensed consolidated statements of operations do not include earnings from discontinued operations.

2. Pro Forma Adjustments - Condensed Consolidated Balance Sheet as of March 31, 2005

(a) Adjustment to reflect the balance sheet of the Northern CA Region sold as part of the transaction.

(b) Adjustment to record the cancellation of $3,392,507 debt from Stratus to ALS, net of the elimination of certain amounts due from ALS to Stratus, in exchange for the Northern CA Region. The $3,025,171 gain on sale is shown as a decrease to stockholders’ equity (deficiency).

(c) Adjustment to reduce balance due to ALS to $3,392,507.

3. Pro Forma Adjustments - Condensed Consolidated Statement of Operations for the six months ended March 31, 2005 and year ended September 30, 2004.

(a) Adjustment to eliminate the operations of the Northern CA Region.